Working Capital Loan Contract (Rev.1/2001)

                                                                       No.: GDAEBZ1105D01

Working Capital Loan Contract

China Everbright Bank

Borrower: Shishi Feiying Plastic Co., Ltd
Address: Longshan Development Zone, Hanjiang Town, Shishi, Quanzhou, Fujian
Postal Code: 362700
Legal Representative: Wu Licong
Authorized Agent:
Handled by:
Tel:
Fax:
Bank of Deposit: China Everbright Bank Co., Ltd Quanzhou Branch
Account No.: 79520188000034786

Lending Bank: China Everbright Bank Co., Ltd Quanzhou Branch
Address: Youth Building, No.288, Tian’an North Road, Quanzhou
Postal Code: 362000
Legal Representative/Principal: -
Authorized Agent:
Handled by: Wu Ronghui
Tel: 36010018
Fax: 36010060

Chapter 1   General

Whereas the Borrower has according to its business demands requested the Lending Bank to extend the Borrower an amount of loan and the Lending Bank through examinations has agreed to grant such a loan to the Borrower subject to the terms and conditions of this Contract.

In order to specify the rights and obligations of both Parties, in accordance with the national laws and regulations and the requirements of relevant supervision departments, and through mutual consultations, the Parties hereto are willing to enter into the following agreements for both Parties to comply with.

Chapter 2   Purpose of Loan

Article 1	It is determined through mutual consultations that:

1. The loan hereunder shall be used by the Borrower only for the purpose of working capital circulation, i.e. procurement of raw materials .

2. Without prior written consent of the Lending Bank, the Borrower shall not alter the purpose of the loan as determined herein.

Chapter 3   Currency, Amount, Term and Granting of Loan
Article 2	The loan hereunder is in the principal amount of RMB 10 million Yuan (RMB Ten Million Yuan Sharp).

Article 3	The term of this loan hereunder shall commence from May 6th, 2011 and expire on May 5th, 2012.

Article 4
Upon complete fulfillment of the preconditions stipulated in Article 11 herein, the Lending Bank shall remit the amount of loan to the account of the Borrower opened with the Lending Bank in the way as specified in item 1 of the following:

1.	One time transfer, i.e. the Lending Bank shall remit the full amount of loan to the account of the Borrower opened with the Lending Bank on May 6th, 2011;

2.	Transfer by installment, i.e. the amount and date of each installment is stipulated as follows:

First installment:

(1) Amount of transfer: (in words)                        ;

(2)  Date of transfer:                        .

Second installment:

(1)  Amount of transfer: (in words)                        ;

(2)  Date of transfer:                        .

Third installment:

(1)  Amount of transfer: (in words)                        ;

(2)  Date of transfer:                        .

3.	Irregular Installments:

Transferred at any time as required with the times, amount and term in compliance with the records of certificate/documents of indebtedness.

Other terms:

The loan hereunder, once transferred by the Lending Bank, is deemed to have been granted and the interest of this loan shall be calculated from the date of granting.

Chapter 4   Loan Interest Rate and Basis of Interest

Article 5	The Borrower shall pay to the Lending Bank interests based upon the loan granted by the Lending Bank hereunder and fixed (fixed / floating) rate shall be adopted for such a loan.

1.	If fixed interest rate is adopted, the annual interest rate shall be7.2565%.

2.	If floating interest rate is adopted, the annual interest rate shall be determined by means of approach of the following:

A:	At the benchmark interest rate provided for by the People’s Bank of China: %

B:
At an annual interest rate of  % with (upward/downward) fluctuation of  % by proportion of   based on the benchmark interest rate of  % (benchmark interest rate over the same period) provided for by the People’s Bank of China.

C:
At an annual interest rate of  % with (upward/downward) fluctuation of  % by proportion of   based on the benchmark interest rate of  % (benchmark interest rate over the same period) provided for by the People’s Bank of China.

Interest rate adjustment cycle:

Concrete date of adjustment:

3. Other terms:

Article 6
Both Parties agree that the Lending Bank has the right to determine a new interest rate for the loan hereunder based on the adjusted benchmark interest rate or basis of interest with the same upward/downward fluctuation of proportion/rate provided during the loan term the benchmark interest rate or the basis of interest has been adjusted by the People’s Bank of China and applies to the loan hereunder. The Lending Bank may implement such adjustment without prior consent of the Borrower and has the right to collect interest based on the adjusted loan interest or the basis of interest from the date of adjustment provided for by the People’s Bank of China.

Article 7	The interest on the loan hereunder shall be paid on quarterly (quarterly/monthly) basis on the 20th day of a month.

Article 8
The interest on the loan hereunder shall be calculated on a 360 days per year basis and collected from the drawdown date based on the amount of loan remitted by the Lending Bank and the number of days the loan is occupied.

Article 9
If the Lender fails to repay the loan as stipulated hereunder, the Lending Bank has the right to collect interest at the overdue penalty interest rate from the overdue date to the pay-off date. The overdue penalty rate shall be loan interest rate as specified in Article 5 herein plus 50% (30%-50%) thereof.

If the Lender fails to use the loan for the purpose as stipulated hereunder, the Lending Bank has the right to collect interest at the appropriation penalty interest rate from the date of such violation by the Borrower to the date on which the Borrower has paid off the principal and interest. The appropriation penalty rate shall be loan interest rate as specified in Article 5 herein plus 100% (50%-100%) thereof.

Article 10	With respect to interest the Borrower fails to pay in time, the Lending Bank has the right to collect compound interest from the Borrower at the penalty interest rate.

Chapter 5   Disbursement and Use of Loan

Article 11	Unless the following preconditions are satisfied, the Lending Bank has no obligations to disburse to the Borrower the loan hereunder:

1.
Documents required by the Lending Bank (including but not limited to the transaction background materials relating to the repayment of the loan such as the Fund Repayment Plan or or the Entrusted Loan Repayment Notification and Business Contracts etc to be provided by the Borrower prior to the disbursement of the loan) have been fully provided by the Borrower, the information contained in these documents has not changed and such documents continue to be valid or the Borrower has made explanations and descriptions satisfactory to the Lending Bank with respect to any changes;

2.
The Borrower has completed the certificate/documents of indebtedness relating to this drawdown which constitute part of this contract and have the same legal force therewith. If the amount, term and interest rate of the loan hereunder etc are not in conformity with the abovementioned certificate/documents of indebtedness, certificate/documents of indebtedness shall prevail;

3.
The borrower shall have government permits, approval, registration and other legal formalities relating to the loan hereunder handled according to relevant laws and regulations; and also the notarization of this contract etc if required by the Lending Bank;

4.
If the loan hereunder is secured, the Borrower shall according to the requirements of the Lending Bank have security contract concluded and other legal formalities such as the notification, registration and/or insurance of the collateral and such security and insurance shall remain valid;

5.	No breaching events specified herein have occurred to the Borrower;

With the above drawdown conditions fulfilled, the Lending Bank may according to Article 4 hereof remit the amount of loan to the following account of the Borrower opened with the Lending Bank.

Bank of Deposit: China Everbright Bank Co., Ltd Quanzhou Branch

Account No.: 79520188000043868

Online payment service shall not be made available for the loan drawdown account unless with the consent of the Lending Bank.

Article 12	The loan capital hereunder may be paid via either entrusted payment by the Lending Bank or direct payment by the Borrower.

Entrusted payment by the Lender means that the Lending Bank, according to the Borrower’s drawdown application and payment instruction, pays the loan capital, through the borrower’s account, to the counterpart of the Borrower consistent with the purposes stipulated herein.

Direct payment by the Borrower means that, after the Lender releases loan capital to the Borrower's account according to the Borrower's drawdown application, the Borrower directly pays such loan capital to its counterpart consistent with the purposes stipulated herein.

Article 13
The Borrower agrees that capital loans under any of the following circumstances shall be paid via entrusted payment by the Lending Bank according to relevant laws and regulations and rules of supervision department:

1.	The credit relationship with the Borrower is newly established and the Borrower has an average credit standing;

2.	The payment receiver is definite and the amount of a single payment is relatively large; or

3.	Other circumstances determined by the Lending Bank.

The Borrower agrees that minimum amount of a single entrusted payment hereunder is RMB Five Million Yuan. During the validity of this contract, the Lending Bank has the right to adjust the minimum standard of such single payment according to its management requirements.

Where the single payment exceeds the above minimum amount, entrusted payment must be adopted. Direct payment by the Borrower shall be adopted under other circumstances.

Where the loan capital is paid via entrusted payment, the Borrower shall take the Entrusted Loan Repayment Notification with the format as required by the Lending Bank as the only certificate for the payment of loan capital, otherwise the Borrower shall be responsible for any consequences in respect of payment delay, default of payment, dishonored check, recourse and compensation etc.

Article 14
Where direct payment by the Borrower is adopted, the Borrower shall submit a loan capital payment plan as required by the Lending Bank who shall after review and approval thereof remit the amount of loan to the abovementioned account according to the payment plan and the Borrower shall pay the loan capital according to the same plan and make a monthly (monthly/quarterly) summary report to the Lending Bank with respect to the payment of loan capital.

Article 15
If during the payment of the loan the following circumstances occur to the Borrower, the Lending Bank has the right to negotiate with the borrower to add conditions for the granting and payment of the loan, or change the payment method or stop the granting and payment of loans according to the this contract. 1. The credit standing of the borrower deteriorates; 2. Its principal business profitability becomes weak; 3. There are abnormal circumstances in the use of loan capital.

The Lender has the right to request the Borrower to promptly provide the records and documents in respect of the use of the loan capital. If the Lending Bank finds that the Borrower fails to pay or use the loan capital for the purposes as stipulated herein and performs other conducts in violation thereof, the Lending Bank has the right to declare the prematurity of the loan and take actions against the liabilities of the Borrower for breach of the contract, including but not limited to restriction or prohibition on the payment of the loan.

Chapter 6   Repayment of Loan

Article 16	The Borrower shall pay the interest as stipulated herein and repay the principal as agreed in item 1 of the following.

1. One-off payment of principal. The Borrower shall repay the overall principal on May 5th, 2012;

2. Repaying principal by installments with the specific amounts and dates specified as follows:

First installment:

(1)  Amount of principal to be repaid: (In words)                                        ;

(2)  The principal shall be repaid on                .

Second installment:

(1)  Amount of principal to be repaid: (In words)                                        ;

(2)  The principal shall be repaid on                .

Third installment:

(1)  Amount of principal to be repaid: (In words)                                        ;

(2)  The principal shall be repaid on                .

Other terms:

If the date of repayment of the loan falls on a non-business day of Lending Bank, it shall be postponed to the immediately next business day and such non-business day shall be included in the actual occupation days. When the last installment of principal is paid by the Borrower, the interest is to be settled along with the principal not subject to the interest settlement date as agreed in Article 7 of this contract.

Article 17
The Borrower shall have enough deposit reserve for the payment of interest, principle or other expenses of the current period prior to the interest or principal settlement date as agreed hereunder and specified in the certificate/documents of indebtedness, and repay the principal in the following ways: [ 1 ] 1. The authorized Lending Bank shall proactively deduct the amount of the principal from the account of the Borrower on the interest or principal settlement date; 2. Direct payment by the Borrower.

Article 18
The Borrower is obligated to repay the full amount of loan hereunder in a timely manner. If the Borrower fails to pay the principal and interest in time, the Lending Bank has the right to deduct in proper sequence the payables, interests and compound interests and principal from the account of the Borrower opened with the Lending Bank or any branches within the system of the Lending Bank. With respect to loans the principal or interests of which fails to be collected 90 days after the first overdue date, the deduction of payment shall be done in the sequence as stipulated by the financial department.

If on a certain date for the settlement of interest and principal the amount of payment made by the Borrower is not sufficient to repay the payables due of the current period, such payment as made by the Borrower shall used to pay the expenses payable by the Borrower, then the interest and compound interest and at last the principal. With respect to loan the principal and interests of which fails to be collected 90 days after the overdue date, the deduction of payment shall be done in the sequence as stipulated by the financial department.

Article 19
If the Borrower intends to repay the loan in advance, a written application shall be submitted by the Borrower to the Lending Bank 30 bank business days in advance and get the written approval of the Lending Bank.

The method for calculation of the interest where the loan is repaid in advance shall be [ 1 ]:

1. The calculation of interest as agreed herein shall be continued up to the early repayment date.

2. Other:

Article 20
Where the Borrower fails to repay the loan hereunder in time and an extension for the deadline of such payment is needed, a written extension application shall be officially submitted by the Borrower to the Lending Bank [30] bank business days prior to the expiry date of the loan hereunder. Upon approval of the Lending Bank, a Loan Extension Contract shall be separately executed by the Parties as the supplement of this contract.

Chapter 7   Security

Article 21	The loan hereunder shall be secured in the way as specified in item1 of the following.

1.	Several liability guarantee security provided by Wu Licong (Guarantor) of Shishi Nixiang Food Co., Ltd; Guarantee Contract No.: GDQZBZ1105B01, GDQ ZBZ1105B02.

2.	Mortgage security over (collateral) provided by (mortgagor); Pledge Contract No.: .

3.	Pledge security over (pledge/pledge right) provided by (pledger); Pledge Contract No.: .

Article 22
The Lending Bank and guarantor shall conclude a Security Contract in respect of specific secured items and have such formalities as the notarization of the Security Contract and/or the security and registration of the secured items etc handled.

Article 23
Where the loan contract is extended, the Borrower and the Guarantor shall make sure they continue to assume security liabilities. The Security Contract shall remain valid until the expiration of the extended loan contract.

Chapter 8   Bearing and Compensation of Expenses

Article 24
The Borrower shall assume all expenses incurred to the Lending Bank related to this contract and relevant security contract, including but not limited to expenses arising from attorney service, accounting service, auditing, insurance, notarization, verification, evaluation and registration. Once requested by the Lending Bank, the Borrower shall pay to the Lending Bank the above expenses.

Article 25
If requested by the Lending Bank, the Borrower shall immediately pay to and compensate the Lending Bank in full for all fees and expenses incurred to the Lending Bank in performing any of its rights hereunder, including but not limited to legal costs, attorney fees, travel expenses and other expenses incurred in performing creditor’s rights.

Chapter 9   Representation, Warranty and Commitment of Borrower

Article 26
The Borrower is a legal entity/other organization duly organized and validly existing under the law of the Peoples Republic of China with independent capacity for civil conducts and has the power, authority and right to assume all civil liabilities with all of its properties to consummate the transactions.

Article 27
The Borrower has the full power, authority and right to execute this contract and consummate transactions hereunder and has exercised or acquired all corporate actions and other actions and consents necessary to authorize the execution and performance of this contract. This contract has been duly signed and sealed by the legal representatives or the authorized representatives of the Borrower.

Article 28
The Borrower has acquired all approvals of governmental departments and the consent of the third party necessary for the execution of this contract and the Borrower’s execution and performance thereof shall not violate the corporate organization instruments/approval documents (if any) and any other contracts or agreements of the Borrower as a party.

Article 29
All documents, materials and certificates provided by the Borrower to the Lending Bank for the execution of this contract and consummation of the transactions therein are authentic, complete, accurate and valid, and the financial report submitted by the Borrower has truly reflected the financial status of the Borrower upon the issuance thereof.

Article 30	This contract is legally valid and constitutes obligations legally binding on the Borrower.

Article 31	The Borrower shall at the request of the Lending Bank open an account at the Lending Bank through which the funds under this contract shall be settled.

Article 32	To ensure the legality, validity and enforceability of this contract, the Borrower has or will have all registration, filing or notarization formalities.

Article 33	No occurrence of any lawsuit, arbitration or administrative procedures that may have adverse effect to the ability of the Borrower in performing its obligations hereunder.

Article 34
The representation, warranty and commitment of the Borrower shall be correct and errorless at all times prior to the pay-off of the principal and interest on the loan hereunder and the Borrower shall provide relevant documents at any time as may be required by the Lending Bank.

Article 35	No occurrence or existence of the Borrower’s any breaching events.

Article 36
The Borrower has carefully read and fully understood the content of this contract and has executed and performed this contract out of its own free will, and all representations made by the Borrower herein are true.

Article 37	The Borrower has provided authentic, complete and valid materials as required by the Lending Bank.

Article 38	The Borrower is committed to cooperating with the Lender in the loan payment management, post-loan management and relevant examination.

Article 39
The Borrower shall voluntarily accept and proactively cooperate the Lending Bank in the investigation, understanding and supervision over the production, operation and financial status of the Borrower; has the obligations to submit to the Lending Bank financial reports or other credit-related materials in recent one month such as the Balance Sheet and the Statement of Profit and Loss etc.

Article 40
If during the validity of this contract there are any change to the name of the Borrower and the legal representatives and registered address etc, the Borrower shall notify the Lending Bank in writing 30 bank business days in advance.

Article 41
If the Borrower prior to the pay-off of all debts hereunder intends to make investments, have substantial increase of the debt financing and conduct merger, split, capital reduction, equity transfer, assets transfer, application for suspension of business, dissolution and bankruptcy and other actions that may cause any changes to the creditor’s right and credit relations herein or affect the rights and interests of the Lending Bank, the Borrower shall notify the Lending Bank in writing 30 bank business days in advance and upon approval of the Lending Bank implement the liabilities for the settlements of debt or early extinguishment of debt, otherwise the above actions shall not be performed.

Article 42
The Borrower during the validity of this contract without written consent of the Lending Bank shall not undertake liabilities for other legal persons, organizations and individuals that is enough to affect the ability of the Borrower in repaying the loan hereunder or provide guarantee security that is enough to affect the ability of the Borrower in repaying the loan hereunder, or keep pledge or mortgage over the assets and rights and interests of the Borrower that is enough to affect the ability of the Borrower in repaying the loan hereunder.

Article 43
In case of any other events other these as described above that may endanger its normal operation or have major adverse impact on the Borrower’s performance of its repayment obligations, an immediate written notification shall be sent to the Lending Bank.

Article 44
The Lender has the right to request the Borrower to open the following account at the Lending Bank as a payment collection account and the Borrower shall open the account as required by the Lending Bank, sign account management agreement, provide the Lender with the record of this account and accept the management of the collected capital. The Lending Bank has the right to facilitate the maturity of the loan. The specific account information is as follows:

Bank of Deposit: Bank of Deposit: China Everbright Bank Co., Ltd Quanzhou Branch

Account No.: 79520188000043868

Online payment service shall not be made available for the loan drawdown account unless with the consent of the Lending Bank.

Chapter 10   Default Events

Article 45	Any of the following events shall be deemed to constitute the default events of this contract:

1.	The Borrower fails to pay the interests and the principal as stipulated in this contract;

2.	The Borrower fails to use the loan for the purposes as specified herein;

3.	The loan capital is not paid in the way as agreed;

4.	Beyond the agreed financial indicators (as per the requirements for credit approval);

5.	In case of major cross default events.

6.
The Borrower has provided the Lending Bank with a Balance Sheet, Statement of Profits or Losses or other financial reports that are false or conceal significant truths, or refuses to accept the supervision and examination over its use of the loan, production and operations and financial activities;

7.
The representation, warranty or commitment made by the Borrower or Guarantor under this contract or the representation, warranty or commitment made under some security contract have been justified as unreal or misleading;

8.	The Borrower or the Guarantor breaches other contracts where it is a party.

9.	The business and financial status of the Borrower or Guarantor seriously deteriorate;

10.	The collateral, pledge/pledge rights related to the loan hereunder is devaluated, destroyed or lost;

11.	The Borrower fails to make repayment arrangements or liability reorganization plan satisfying the Lending Bank when the Borrower or Guarantor is merged or split or undergoing a shareholding reform;

12.	The Borrower or Guarantor becomes bankrupt, dissolved, shut down or have its licenses repealed, suspended and written off.

13.	The Borrower fails to inform the Lending Bank of the following:

(1)	Major alterations to the articles of association and any material changes to its business activities;

(2)	Major modification to the accounting principals;

(3)	Any major changes to the financial, economic and other aspects of its affiliates or parent company;

14.
The Borrower is involved in any lawsuit, arbitration or administrative procedures that may have serious adverse impact on the financial status of the Borrower or the ability of the Borrower in performing its obligations pursuant to this contract.

15.	Closedown, freezing, detention or monitoring of the Borrower’s assets has or may affect the Borrower’s performance of the obligations hereunder.

16.	The Borrower has violated any other provisions of this contract and fails to make any remedies satisfying the Lending Bank.

17.	Occurrence of any other events or circumstance which has substantial adverse impact on the rights of the Lending Bank herein.

Article 46
The occurrence of the above default events shall be judged and notification sent by the Lending Bank. Upon occurrence of the above default events, the Lending Bank has the right to take one or several of the following measures:

1.	Stop the remittance of the loan hereunder;

2.	Declare the maturity of the granted loans and request the Borrower to immediately pay the principal, interests or other expenses for performing its creditor’s rights;

3.	Request the Borrower to add to or change the guarantor, collateral or pledge/pledge right;

4.	Deduct directly from any account of the Borrower opened at the Lending Bank or any branch within the system of the Lending Bank any outstanding payables;

5.	Declare the implementation or realization of rights under any security provisions over relevant loans;

6.	Other ways the Lending Bank may deem appropriate.

Chapter 11   Miscellaneous

Article 47
During the validity of this contract, the Lending Bank has the right to check the use of the loan and the Borrower shall provide the Lending Bank with specifications and materials as required by the Lending Bank.

Article 48
Both Parties hereto shall keep secret all materials and information concerning the liabilities, financial status, production and operation of the other Party acquired for the purpose of execution and performance of this contract, except for mandatory query of relevant information.

Article 49	Without prior consent of the Landing Bank, the Borrower shall not transfer or otherwise dispose of all or part of the obligations under this contract.

Article 50	The Lending Bank may transfer the creditor’s right herein to any third party by a written notice to the Borrower without the need to ask for prior consent of the Borrower.

Article 51
All payables of the Borrower hereunder shall be paid by the Borrower in full and shall neither be by any means offset, deducted or withdrawn nor counterbalanced by any liabilities payable to the Borrower by the Lending Bank. If any laws require the Borrower to deduct or withdraw any funds payable to the Lending Bank, an additional amount of payment shall be paid by the Borrower to the Lending Bank so as to make sure the amount received by the Lending Bank is identical with the receivables as if no such deduction or withdrawal has been made.

Article 52
Any grace, preference or deferring given by the Lending Bank to the Borrower shall not affect, jeopardize or restrict all rights enjoyed by the Lending Bank pursuant to this contract and relevant laws and regulations; be seen as waiver of the rights and interests of the Lending Bank hereunder and affect any responsibilities and obligations assumed by the Borrower under this contract.

Article 53
If at any time any provisions of this contract are or become in any aspects unlawful, invalid or unenforceable, the legitimacy, validity or enforceability of other provisions thereof shall not be affected or weakened.

Article 54	Any amendment and supplement to this contract shall be made in writing and duly executed by both Parties.

Article 55
The subtitle of this contract is added only for the purpose of reading convenience and shall not be used as interpretation of this contract or for other purposes. Any handwritten content at the options and spaces involved herein shall have the same legal force with the printed content of this contract.

Article 56
All notifications and requests sent between each other as related to this contract shall be prepared in writing and sent to the address or fax No. as specified on the first page of this contract. If any Party changes its address or fax No., the other Party shall be notified in writing.

Article 57
Documents corresponded between the Parties shall be deemed to be serviced if delivered by hand; if sent by registered mail, the documents shall be deemed to be serviced 3 days after release of the registered mail; if sent by fax, they shall be deemed to be serviced upon release.

Article 12   Applicable Laws and Settlement of Disputes

Article 58
Any issues of and involved in this contract apply to Chinese Laws and shall be interpreted by Chinese Laws. Any disputes arising from the performance of this contract by the Parties shall be firstly settled through consultations; if such consultations fail, the disputes shall be submitted to the court in the place where the Lending Bank is located by legal procedures.

Chapter 13   Validity, Modification and Termination of Contract

Article 59	This contract shall come into force upon signature or seal of the legal representatives or authorized representatives of both Parties and affixing official seal thereon.

Article 60
After this contract becomes valid, unless otherwise stipulated by relevant laws and regulations or otherwise agreed herein, neither Party shall alter or terminate this contract prematurely. If this contract is to be altered or terminated, the Parties shall conclude written agreement through consultations. The provisions of this contract shall remain valid until such written agreement is concluded.

Chapter   14 Appendix

Article 61	With respect to matters not covered by this contract, a written agreement may be separately executed between the Parties as the appendix of this contract.

Chapter   15 Bylaws

Article 62	This contract shall be made in three original copies, with the Borrower holding 1 copy and the Lending Bank holding 2 copies, all of which have the same legal force.

Article 63	This contract is executed in Quanzhou on May 6th, 2011.

Article 64
Both Parties hereto agree to have this contract notarized and pledge to render the same enforceability. In case of the Borrower’s non-fulfillment or partial fulfillment of its liabilities or the occurrence of the circumstance of the Lending Bank’s performance of creditor’s rights as stipulated by relevant laws and regulations or as agreed herein, the Lending Bank has the right to apply to the competent people’s court for enforcement. The Borrower shall have no objection to such application for enforcement. (This article being an optional one, the options of the Parties shall [  1  ] in this contract. 1. Apply; 2 not apply.)

(This page is for signature only, no texts contained)

Borrower (Seal): Shishi Feiying Plastic Co., Ltd Legal Representative: Wu Licong (or Authorized Representative)

Lending Bank (Seal): China Everbright Bank Co., Ltd Quanzhou Branch Legal Representative/Principal: Lin Chenyu (or Authorized Representative)